                                                           EXHIBIT 4.(ii)(a)(30)


                          MASTER ASSUMPTION AGREEMENT
                                      AND
                            FOURTH MASTER AMENDMENT
                                       TO
                              COLLATERAL DOCUMENTS
                           dated as of March 26, 1997


          This MASTER ASSUMPTION AGREEMENT AND FOURTH MASTER AMENDMENT TO COLLATERAL DOCUMENTS ("MASTER ASSUMPTION") is made as of March 26, 1997, among THE DELTA QUEEN STEAMBOAT CO. (formerly known as DQSC-2, Inc.), a Delaware corporation ("BORROWER"), AMERICAN CLASSIC VOYAGES CO. (formerly known as The Delta Queen Steamboat Co.), a Delaware corporation ("PARENT"), CRUISE AMERICA TRAVEL, INCORPORATED, a Delaware corporation ("CRUISE AMERICA"), DQSB II, Inc., a Delaware corporation ("DQII"), GREAT RIVER CRUISE LINE, L.L.C., a Delaware limited liability company ("GREAT RIVER"), GREAT OCEAN CRUISE LINE, L.L.C., a Delaware limited liability company ("GREAT OCEAN", and collectively with Cruise America, DQII and Great River, the "BORROWER SUBSIDIARIES"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as agent (hereinafter in such capacity, the "AGENT") for itself and the Lenders as referred to and defined in the "Amended Credit Agreement" described below. Borrower, Parent and the Borrower Subsidiaries are referred to collectively herein as the "DQ ENTITIES." Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Amended Credit Agreement.


          RECITALS:    A.    Borrower, Parent, certain lenders and the Agent
entered into a certain Credit Agreement dated as of August 3, 1993 (the "ORIGINAL CREDIT AGREEMENT"). In connection with the Original Credit Agreement, Parent, Cruise America, Great River Cruise Line, Inc., a Delaware corporation ("GRCL"), and Great Ocean Cruise Line, Inc., a Delaware corporation ("GOCL"), among other parties, entered into a Guaranty dated as of August 3, 1993 (as amended from time to time, the "GUARANTY") and a Contribution Agreement dated as of August 3, 1993 (as amended from time to time, the "CONTRIBUTION AGREEMENT"). To secure their obligations under the Guaranty, GRCL and GOCL, among other things, each entered into a Security Agreement dated as of August 3, 1993 (as amended from time to time, the "GR SECURITY AGREEMENT" and the "GO SECURITY AGREEMENT," respectively), a Preferred Ship Mortgage dated as of August 3, 1993 (as amended from time to time, the "GR Ship Mortgage," which pertains to the Delta Queen (Official #225875), and the "GO Ship Mortgage," which pertains to the Mississippi Queen (Official #574200) respectively), a Trust Indenture, with respect to each Preferred Ship Mortgage (as amended from time to time, the "GR Trust Indenture," which pertains to the GR Ship Mortgage, and the "GO Trust Indenture," which pertains to the GO Ship Mortgage, respectively), and a First Assignment of Insurance dated as of August 3, 1993 (as amended from time to time, the "GR INSURANCE ASSIGNMENT" and the "GO INSURANCE ASSIGNMENT," respectively).

          B. The Original Credit Agreement has been superseded by the Third Amended and Restated Credit Agreement dated as of April 22, 1996, as amended by Amendment No. 1 thereto dated as of November 18, 1996, and by Amendment No. 2 thereto of even date herewith (as so amended, the "AMENDED CREDIT AGREEMENT"), among Borrower, Parent, certain lenders and the Agent.

          C. GRCL has merged into Great River, with Great River as the surviving entity, and GOCL has merged into Great Ocean, with Great Ocean as the surviving entity.

          D. Each of the DQ Entities will derive both direct and indirect benefits from the loans made pursuant to the Amended Credit Agreement.

          E. It is a condition precedent to making the loans, advances and other financial accommodations by the Lenders under the Amended Credit Agreement that the DQ Entities enter into this Master Assumption to acknowledge and agree that the Collateral Documents and the liens and security interests granted thereunder secure the Obligations of Borrower under the Amended Credit Agreement.

          NOW, THEREFORE, in consideration of the premises set forth herein and for the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.      Assumption Agreements.   (a) DQII hereby (i) shall become a
party to the Guaranty and to the Contribution Agreement as a Guarantor thereunder, (ii) assumes all of the obligations of a Guarantor under the Guaranty and under the Contribution Agreement and agrees to perform in accordance with their respective terms all of the covenants and obligations thereunder, and (iii) agrees to be bound in all respects by the terms and provisions of the Guaranty and the Contribution Agreement, including, without limitation, Section 16 of the Guaranty, as if DQII were a signatory party thereto.

          (b) Great River hereby (i) shall become a party to the Guaranty and to the Contribution Agreement as a Guarantor thereunder and to the GR Security Agreement, the GR Ship Mortgage, the GR Trust Indenture and the GR Insurance Assignment, (ii) assumes all of the obligations of a Guarantor under the Guaranty and under the Contribution Agreement and all of the obligations of GRCL under the GR Security Agreement and the GR Insurance Assignment and agrees to perform in accordance with their respective terms all of the covenants and obligations thereunder, (iii) agrees to be bound in all respects by the terms and provisions of the Guaranty (including, without limitation, Section 16 thereof), the Contribution Agreement, the GR Security Agreement (including, without limitation, Section 22 thereof) and the GR Insurance Assignment, as if Great River were a signatory party thereto, and (iv) for Louisiana executory process purposes, hereby acknowledges to be indebted to the Agent and the Lenders in the amount of the Guaranteed Obligations (as defined in the GR Security Agreement) and confesses judgment with respect to all Guaranteed Obligations. Each reference to GRCL in the GR Security Agreement shall be deemed to refer to Great River, and all

Collateral (as defined in the GR Security Agreement) of Great River shall be subject to the lien of and terms and provisions of the GR Security Agreement.

          (c) Great Ocean hereby (i) shall become a party to the Guaranty and to the Contribution Agreement as a Guarantor thereunder and to the GO Security Agreement, the GO Ship Mortgage, the GO Trust Indenture, and the GO Insurance Assignment, (ii) assumes all of the obligations of a Guarantor under the Guaranty and under the Contribution Agreement and all of the obligations of GOCL under the GO Security Agreement and the GO Insurance Assignment and agrees to perform in accordance with their respective terms all of the covenants and obligations thereunder, (iii) agrees to be bound in all respects by the terms and provisions of the Guaranty (including, without limitation, Section 16 thereof), the Contribution Agreement and the GO Security Agreement (including, without limitation, Section 22 thereof) and the GO Insurance Assignment, as if Great Ocean were a signatory party thereto, and (iv) for Louisiana executory process purposes, hereby acknowledges to be indebted to the Agent and the Lenders in the amount of the Guaranteed Obligations (as defined in the GO Security Agreement), and confesses judgment with respect to all Guaranteed Obligations. Each reference to GOCL in the GOCL Security Agreement shall be deemed to refer to Great Ocean, and all Collateral (as defined in the GO Security Agreement) of Great Ocean shall be subject to the lien of and the terms and provisions of the GO Security Agreement.

          2.      Amendments to Collateral Documents.   Each of the DQ Entities
hereby agrees that the Obligations under the Amended Credit Agreement are secured by the Collateral Documents, including, without limitation, the Security Agreements, the Guaranty and the Pledge Agreements. All references therein to "Obligations" under the Original Credit Agreement or any amendment thereof shall be deemed to include the "Obligations" of the Borrower pursuant to the Amended Credit Agreement. All references to the "Credit Agreement" shall be deemed to refer to the Amended Credit Agreement.

          3.      Reaffirmation.   Each of the Parent, Cruise America, DQII,
Great River and Great Ocean (collectively, the "DQ GUARANTORS") hereby consents to the terms and conditions of the Amended Credit Agreement and reaffirms its guarantee of the Obligations pursuant to the Guaranty, which Guaranty remains in full force and effect. Each of the DQ Guarantors acknowledges and represents that it has received and reviewed a copy of the Amended Credit Agreement and acknowledges and agrees that the Loan Documents remain in full force and effect as modified hereby and are hereby ratified and confirmed. The execution of this Master Assumption shall not operate as a waiver of any right, power or remedy of the Agent or any Lender, nor constitute a waiver of any provision of the Loan Documents.

          4.      Successors and Assigns.   This Master Assumption shall be
binding upon each of the DQ Entities and upon their respective successors and assigns and shall inure to the benefit of the Lenders and the Agent and their respective successors and assigns; all references herein to any of the "DQ Entities" shall be deemed to include their respective successors and assigns. The successors and assigns of such entities shall include, without limitation, their respective receivers, trustees or debtors-in-possession; provided, however, that none of such entities shall voluntarily assign or transfer its rights or obligations hereunder without the Agent's prior written consent.

          5.      Further Assurances.   Each of the DQ Entities hereby agrees
from time to time, as and when requested by the Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent may deem necessary or desirable in order to carry out the intent and purposes of this Master Assumption and the Loan Documents.

          6.      GOVERNING LAW.   THE AGENT HEREBY ACCEPTS THIS MASTER
ASSUMPTION, ON BEHALF OF ITSELF AS THE AGENT AND AS A LENDER, AND THE OTHER LENDERS, AT NEW YORK, NEW YORK, BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE AMONG THE AGENT, ANY OF THE LENDERS AND ANY OF THE DQ ENTITIES ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS MASTER ASSUMPTION AS IT AMENDS THE GUARANTY, THE CONTRIBUTION AGREEMENT AND THE PLEDGE AGREEMENTS AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE CONFLICTS OF LAW PROVISIONS, OF THE STATE OF NEW YORK. ANY DISPUTE AMONG THE AGENT, ANY OF THE LENDERS AND ANY OF THE DQ ENTITIES ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS MASTER ASSUMPTION AS IT AMENDS THE SECURITY AGREEMENTS AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE CONFLICTS OF LAW PROVISIONS, OF THE STATE OF LOUISIANA.

          7.      CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

          (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SUCH JURISDICTION. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (B) OTHER JURISDICTIONS. EACH OF THE DQ ENTITIES AGREES THAT THE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH OF THE DQ ENTITIES OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER ANY OF THE DQ ENTITIES OR (2) REALIZE ON THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY COLLATERAL) OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF

SUCH PERSON. EACH OF THE DQ ENTITIES AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY COLLATERAL) OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH OF THE DQ ENTITIES WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

          (C) SERVICE OF PROCESS. EACH OF THE DQ ENTITIES WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, IRREVOCABLY APPOINTS THE PRENTICE HALL CORPORATION SYSTEM, INC., SUCH DQ ENTITIES' REGISTERED AGENT, WHOSE ADDRESS IS 500 CENTRAL AVENUE, ALBANY, NEW YORK 12206, AS SUCH DQ ENTITIES' AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. EACH OF THE DQ ENTITIES IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

          (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (E) WAIVER OF BOND. EACH OF THE DQ ENTITIES WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY COLLATERAL) OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          8.      Advice of Counsel.   Each of the DQ Entities represents and
warrants to the Agent and the Lenders that it has discussed this Master Assumption with its lawyers.

          9.      Notices.   Each of the DQ Entities (other than Borrower)
appoints Borrower as its agent to receive notices and other communications under this Master Assumption. Any such notice or communication received by Borrower under this Master Assumption shall be deemed to have been received by each DQ Entity. All such notices to Borrower shall be given in the manner and to the addresses set forth in the Amended Credit Agreement.

          10.     Severability.   Wherever possible, each provision of this
Master Assumption shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Master Assumption shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Master Assumption.

          11.     Collateral.   Each of the DQ Entities hereby acknowledges and
agrees that its obligations under this Master Assumption are secured under and pursuant to the terms and provisions of each of the Collateral Documents to which it is a party.

          12.     Merger.   This Master Assumption and the Assumptions of
Preferred Ship Mortgage by GRCL and GOCL, respectively, represent the final agreement of each of the DQ Entities and the Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the DQ Entities and the Agent or any Lender.

          13.     Execution in Counterparts.   This Master Assumption may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          14.     Definitions.   The singular shall include the plural and vice
versa and any gender shall include any other gender as the context may require.

          15.     Section Headings.   The section headings herein are for
convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          16.     No Strict Construction.   The parties hereto have participated
jointly in the negotiation and drafting of this Master Assumption. In the event an ambiguity or question of intent or interpretation arises, this Master Assumption shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Master Assumption.

          IN WITNESS WHEREOF, this Master Assumption has been duly executed by each of the undersigned as of the day and year first set forth above.


                               THE DELTA QUEEN STEAMBOAT CO.
                               (formerly known as DQSC-2, Inc.)


                               By:      \s\ Jordan B. Allen
                                   ----------------------------
                                   Name: Jordan B. Allen
                                   Title: Senior Vice President


                               AMERICAN CLASSIC VOYAGES CO.
                               (formerly known as The Delta
                               Queen Steamboat Co.)


                               By:       \s\ Jordan B. Allen
                                   -----------------------------
                                   Name: Jordan B. Allen
                                   Title: Senior Vice President


                               CRUISE AMERICA TRAVEL,
                               INCORPORATED

                               By:       \s\ Jordan B. Allen
                                   -----------------------------
                                   Name: Jordan B. Allen
                                   Title: Senior Vice President


                               GREAT RIVER CRUISE LINE, L.L.C.

                               By:     The Delta Queen Steamboat Co.,
                                       a Managing Member


                                       By:    \s\ Jordan B. Allen
                                          ------------------------------
                                              Name:  Jordan B. Allen
                                              Title:  Senior Vice President

                              By:     DQSB II, Inc., a Managing Member

                                      By:     \s\ Jordan B. Allen
                                         --------------------------------
                                              Name:  Jordan B. Allen
                                              Title:  Senior Vice President

                              GREAT OCEAN CRUISE LINE, L.L.C.

                              By:     The Delta Queen Steamboat Co.,
                                      a Managing Member


                                      By:     \s\ Jordan B. Allen
                                           ------------------------------
                                              Name:  Jordan B. Allen
                                              Title:  Senior Vice President


                             By:     DQSB II, Inc., a Managing Member

                                     By:       \s\ Jordan B. Allen
                                          --------------------------------
                                               Name:  Jordan B. Allen
                                               Title:  Senior Vice President


                             DQSB II, INC.


                             By:       \s\ Jordan B. Allen
                                  --------------------------------
                                  Name: Jordan B. Allen
                                  Title: Senior Vice President


                             THE CHASE MANHATTAN BANK, as Agent


                             By:        \s\ Lisa D. Benitez
                                 ----------------------------------
                                 Name:  Lisa D. Benitez
                                 Title:  Vice President